Exhibit 10.2

Execution Version

STOCKHOLDERS’ AGREEMENT

by and among

BLUEFOCUS INTERNATIONAL LIMITED,

COGINT, INC.

and

THE PERSONS LISTED ON SCHEDULE I ATTACHED HERETO

dated as of September 6, 2017

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), is made and entered into as of September 6, 2017, but shall become effective as of the Closing date, by and among BlueFocus International Limited, a private company limited by shares registered in Hong Kong (the “Parent”), Cogint, Inc., a Delaware corporation (the “Company”) and the Persons listed on Schedule I attached hereto (the “Legacy Stockholders”).

WHEREAS, prior to the execution of this Agreement, the Company and the Parent have entered into a Business Combination Agreement, dated as of September 6, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Combination Agreement”), pursuant to which, among other things, the Parent will acquire shares of common stock, par value $0.0005 per share, of the Company (“Company Common Stock”), for and in consideration of the Parent’s contribution to the Company of the cash and other consideration set forth in the Combination Agreement, and the Company will effect the Spin-Off and the Cash Dividend, in each case in accordance with the terms and conditions of the Combination Agreement and the Spin-Off Agreements, as applicable;

WHEREAS, the Legacy Stockholders are the record owners and/or Beneficial Owners of the number of shares of Company Common Stock set forth on Schedule I attached hereto;

WHEREAS, in connection with the Transactions, the parties desire to provide for certain governance rights and other matters, and to set forth certain rights and obligations of the parties from and after the Closing; and

WHEREAS, this Agreement shall be effective from and after the Closing.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Combination Agreement and the interpretation provisions set forth in Section 1.3 of the Combination Agreement shall also apply to this Agreement.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means, with respect to each Legacy Stockholder, such Legacy Stockholder’s Existing Shares, together with any shares of Company Common Stock or other voting capital stock of the Company and any shares of the Company Common Stock or other voting capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that such Legacy Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Equity Award Covered Shares” means, with respect to the Legacy Stockholder, any shares of Company Common Stock that are issued (i) to the Legacy Stockholder after the date hereof pursuant to an award of restricted stock issued under the Company Stock Plans or (ii) to the Legacy Stockholder pursuant to any outstanding Company Restricted Stock Unit.

“Existing Shares” means, with respect to each Legacy Stockholder, the number of shares of Company Common Stock Beneficially Owned and/or owned of record by such Legacy Stockholder, as set forth on Schedule I attached hereto.

“Permitted Transfer” means a Transfer of Covered Shares by a Legacy Stockholder (i) to an Affiliate of such Legacy Stockholder or to such Legacy Stockholder’s family or by will or intestate succession to such Stockholder’s family or to a trust or other entity, the beneficiaries or equity holders of which are exclusively such Legacy Stockholder or members of such Legacy Stockholder’s family, provided that (a) such Affiliate shall remain an Affiliate of such Legacy Stockholder at all times following such Transfer during the term of this Agreement and (b) prior to the effectiveness of such Transfer, such Affiliate or transferee, as the case may be, executes and delivers to the Parent a written agreement, in form and substance reasonably acceptable to the Parent, to assume all of such Legacy Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Legacy Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Legacy Stockholder shall have made hereunder; (ii) of up to 40% (or 50%, in the case of any Legacy Stockholder that resides in New York state) of any Equity Award Covered Shares (or an equivalent amount of other Covered Shares Beneficially Owned by such Legacy Stockholder) in order to pay any Tax that will become due from the Legacy Stockholder in connection with the issuance of any Equity Award Covered Shares or any number of Covered Shares required for the Legacy Stockholder to pay any Tax incurred as a result of the Transactions or the Spin-Off (in the case of the Spin-Off, solely to the extent after-Tax proceeds received by the Legacy Stockholder from the Cash Dividend are insufficient to pay Tax incurred as a result of the Spin-Off); and (iii) to any Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act, that has an existing relationship with the Company as of the date hereof, provided that prior to any such Transfer, the Legacy Stockholder shall notify Parent in writing of the proposed terms thereof (and any subsequent amendments thereto), and Parent shall have the right to irrevocably elect within 48 hours following receipt of such notice, to purchase all but not less than all of the Covered Shares proposed to be transferred on the same economic terms as the proposed purchaser (which purchase shall be required to be completed within three (3) Business Days following such election), provided that such right shall lapse if such irrevocable election is not made within 48 hours following receipt of such notice or such purchase is not consummated within three (3) Business Days following such election, and such Legacy Stockholder shall be permitted to consummate such sale to such third party.

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“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any Contract or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the subject property securities.

ARTICLE II

BOARD REPRESENTATION

2.1.    Board Representation.

(a)    From and after the Closing, and until this Agreement is terminated in accordance with its terms, the Company and the Parent shall take such actions necessary to (i) ensure that (A) Ryan Schulke and Matthew Conlin (the “Fluent Legacy Stockholders”) be entitled to nominate one (1) individual for election to the Company Board (the “RSMC Director”) and (B) Phillip Frost and Michael Brauser (the “Cogint Legacy Stockholders”) be entitled to nominate one (1) individual for election to the Company Board (the “PFMB Director,” and together with the RSMC Director, including their respective successors, the “Legacy Directors”), provided that the PFMB Director shall be Ryan Schulke until the earlier of (a) the second anniversary of the Closing and (b) Ryan Schulke’s resignation from his position as the PFMB Director, (ii) elect such Legacy Directors to serve as members of the Company Board until their respective successors are elected and qualified or until their earlier resignation, removal or death and (iii) nominate each successor to each Legacy Director as directed by the Fluent Legacy Stockholders or Cogint Legacy Stockholders, as applicable. At the Closing, the Legacy Directors shall initially be determined by a written notice delivered by the applicable Legacy Stockholders to the Company (provided that the PFMB director shall be Ryan Schulke). From and after the Closing, and until this Agreement is terminated in accordance with its terms, the Company and the Parent shall take such actions necessary to ensure that the size of the Company Board shall be seven (7) directors, which number may be increased pursuant to a majority vote of the Company Board, including the PFMB Director. All remaining members of the Company Board (including any increase to the Company Board pursuant to the preceding sentence) shall be determined consistent with applicable Law and rules and regulations of NASDAQ (including that if such remaining members of the Company Board are elected by the Parent, the Company may avail itself of any controlled company exemptions from NASDAQ corporate governance requirements).

(b)    From and after the Closing, and until this Agreement is terminated in accordance with its terms, the Fluent Legacy Stockholders may nominate the Fluent Legacy Director and the Cogint Legacy Stockholders may nominate the Cogint Legacy Director for election to the Company Board at an annual meeting of stockholders of the Company by delivering to the Company a notice signed by the applicable Legacy Stockholders within a reasonable amount of time prior to such annual meeting of stockholders (and in any event within fifteen (15) days following written request by the Parent) and the mailing of any proxy statement relating to such annual meeting, which notice shall include the names and qualifications of such

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proposed Legacy Director(s) and such other information as the Company may reasonably request. As promptly as practicable after receipt, the Company shall provide a copy of such notice to the Corporate Governance and Nominating Committee of the Company Board (the “Committee”), which shall, if the proposed Legacy Director satisfies the criteria for qualifications of directors set forth in the Charter of the Committee (as adopted on September 26, 2016) (as amended from time to time, the “Charter”), as determined in good faith by the Committee, at the next Committee meeting at which Company Board nominees are determined for purposes of the Company’s annual meeting of stockholders, make a recommendation to the Company Board, and the Company Board shall take such action, that such Legacy Directors shall be nominated for election to the Company Board at the Company’s next annual meeting of stockholders and the Company Board shall, in the Company’s proxy statement relating to such annual meeting, recommend to the Company Stockholders that they should vote their shares in favor of the election of the proposed Legacy Directors. If the Committee reasonably determines in good faith that such proposed Legacy Director does not meet such criteria, the Company shall notify the nominating Legacy Stockholders of such fact within ten (10) days of receipt of the applicable Legacy Stockholders’ notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and the applicable Legacy Stockholders shall be entitled to nominate another Legacy Director in accordance with this Section 2.1(b) or Section 2.1(c), as the case may be; provided that the applicable Legacy Stockholders shall be provided with at least fifteen (15) additional days to submit any such nominee.

(c)    From and after the Closing, and until this Agreement is terminated in accordance with its terms, each nomination to the Company Board of any Legacy Director for election other than at an annual meeting of stockholders of the Company (whether due to the resignation, removal or death of a Legacy Director or otherwise) shall be made by delivering to the Company a notice signed by the nominating Legacy Stockholders, which notice shall include the names and qualifications of such proposed Legacy Director and such other information as the Company may reasonably request. As promptly as practicable, the Company shall provide a copy of such notice to the Committee, which shall, if the proposed Legacy Director satisfies the criteria for qualifications of directors set forth in the Charter, as determined in good faith by the Committee, as promptly as practicable, make a recommendation to the Company Board that such Legacy Director shall be appointed for election to the Company Board, which appointment may be made by the Company Board to the extent permitted pursuant to the Bylaws. As promptly as practicable thereafter, the Company and the Parent shall take such actions as are necessary to cause such appointment to be effected. If the Committee reasonably determines in good faith that such proposed Legacy Director does not meet such criteria, the Company shall notify the nominating Legacy Stockholders of such fact within ten (10) days of receipt of the applicable Legacy Stockholders’ notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and the applicable Legacy Stockholders shall be entitled to nominate another Legacy Director in accordance with Section 2.1(b) or this Section 2.1(c), as the case may be; provided that the applicable Legacy Stockholders shall be provided with at least fifteen (15) additional days to submit any such nominee.

(d)    During the period that the Legacy Directors are members of the Company Board, the Legacy Directors shall be entitled to the same benefits afforded to other members of the Company Board in their capacity as such, including benefits under any director and officer indemnification or insurance policy maintained by the Company.

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2.2.    Voting Agreement. From and after the Closing, and until this Agreement is terminated in accordance with its terms, the Parent covenants and agrees that it and its Affiliates shall vote all shares of Company Common Stock Beneficially Owned by it or its Affiliates for the election to the Company Board of all Legacy Directors nominated in accordance with Section 2.1.

2.3.    Vacancies and Removal.

(a)    The Legacy Directors will serve until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with this Agreement and applicable Law.

(b)    From and after the Closing, and until this Agreement is terminated in accordance with its terms, the Parent covenants and agrees that it and its Affiliates shall vote all shares of Company Common Stock Beneficially Owned by them:

(i)    for any Legacy Director nominated pursuant to Section 2.1; and

(ii)    to ensure that no Legacy Director may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the applicable Legacy Stockholders who nominated such Legacy Director, or (B) such removal is for cause, as reasonably determined in good faith by the Company Board.

ARTICLE III

CORPORATE GOVERNANCE

3.1.    Company Activities; Approvals. For a period of two (2) years following the Closing, the Company and the Parent shall not, directly or indirectly, and shall not permit any of their respective Subsidiaries or Affiliates (including, following the Closing, the Company) to:

(a)    voluntarily terminate the registration of the Company Common Stock under the Exchange Act or voluntarily delist the Company Common Stock from NASDAQ or another national securities exchange (or take or permit any act or omission with the intent of causing such deregistration or delisting) unless the Legacy Directors consent in writing thereto; provided, however, that no approval of the Legacy Directors shall be required in respect of any deregistration or delisting (i) in connection with the consummation of a transaction approved or recommended by the Company Board, with one or more third parties unaffiliated with the Parent or its Affiliates, resulting in such third party(ies) owning at least a majority of the outstanding shares of Company Common Stock or all or a majority of the assets of the Company and its Subsidiaries (whether by merger, sale, tender or exchange offer, recapitalization, reorganization, consolidation, combination or otherwise), in which all holders of shares of Company Common Stock receive or may elect to receive the same value and form of consideration in respect of shares of Company Common Stock or (ii) in connection with the consummation of a merger, recapitalization, reorganization, consolidation or other similar transaction in which the holders of shares of Company Common Stock immediately prior to such transaction continue to hold shares of a single class of capital stock of the resulting entity in such transaction, which class of capital stock is registered under the Exchange Act and listed on NASDAQ or another national securities exchange; or

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(b)    enter into or approve any transaction between (i) the Company or any Subsidiary of the Company, on the one hand, and (ii) the Parent, any Affiliate of the Parent (other than the Company or any of its Subsidiaries), or any of their respective directors or officers, or any Person owning five percent (5%) or more of the equity interests of the Parent or any of its Affiliates, on the other hand, unless such transaction is approved by a majority of directors of the Company Board who are disinterested with respect to such transaction.

ARTICLE IV

PROHIBITION ON TRANSFERS

4.1.    Prohibition on Transfers.

(a)    Except as provided for in Section 4.1(c), until the earlier of (x) one (1) year following the Closing or (y) such Legacy Stockholder (and its transferees under clause (i) of the definition of Permitted Transferees) holding fewer than, in aggregate, one hundred thousand (100,000) Covered Shares (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), none of Frost Gamma Investments Trust, Michael Brauser or their respective transferees under clause (i) of the definition of Permitted Transferees shall Transfer any of their respective Covered Shares, Beneficial Ownership thereof or any other interest therein, unless such Transfer is a Permitted Transfer.

(b)    Except as provided for in Section 4.1(c), until the earlier of (i) cessation of employment by such Legacy Stockholder by the Company or its Affiliates or (ii) such Legacy Stockholder (and its transferees under clause (i) of the definition of Permitted Transferees) holding fewer than, in aggregate, one hundred thousand (100,000) Covered Shares (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), none of Ryan Schulke, Matthew Conlin or their respective transferees under clause (i) of the definition of Permitted Transferees shall Transfer any of their respective Covered Shares, Beneficial Ownership thereof or any other interest therein, unless such Transfer is a Permitted Transfer pursuant to clause (i) or (ii) of the definition thereof.

(c)    Notwithstanding the restrictions set forth in Section 4.1(a) and 4.1(b), during the time period in which a Legacy Stockholder is restricted pursuant to such sections, as applicable, such Legacy Stockholder shall be permitted to Transfer Covered Shares that represent, on any given trading day, up to the lesser of (a) 5% of the aggregate number of Covered Shares held by such Legacy Stockholder on the immediately prior trading day and (b) 3% of the trading volume of the Company Common Stock on the national securities exchange on which such Covered Shares are listed for trading, determined on the trading day that is the date of Transfer (or up to 5% if then listed on The NASDAQ Global Select Market); provided, that no Transfer may be made pursuant to this clause (c) unless the trading volume of the Company Common Stock on the date of Transfer exceeds one hundred thousand (100,000) (as

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appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); and provided further, that no Transfer may be made pursuant to this Section 4.1(c) by Ryan Schulke, Matthew Conlin or their respective transferees under clause (i) of the definition of Permitted Transferees until after the first anniversary of the Closing. For clarity, this clause (c) shall not in any way restrict a Legacy Stockholder following expiration of the restrictions set forth in Section 4.1(a) or Section 4.1(c), as applicable.

(d)    Michael Brauser agrees to cause Marlin Capital Partners, LLC to adhere to Section 4.1 of this Agreement with respect to 1,000,000 restricted stock units (or underlying shares of Company Common Stock) in the Company held by Marlin Capital Partners, LLC (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), as though such securities were Covered Shares under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1.    Termination. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of: (a) the termination of the Combination Agreement pursuant to Section 8.1 thereof, (b) three (3) years following the date of the Closing or (c) such time as the Legacy Stockholders cease to own at least fifty percent (50%) of the aggregate number of shares of Company Common Stock Beneficially Owned by them on the Closing Date and as set forth on Exhibit I attached hereto (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); provided, however, that (i) the obligations of the Parent pursuant to Section 2.1 and Section 3.1 shall terminate at such earlier time, following the Closing, as the Parent and its Affiliates cease to hold a majority of the issued and outstanding shares of Company Common Stock owned by the Parent and its Affiliates of record or Beneficially immediately following the Closing (and all references requiring Parent to “cause,” to “take such actions necessary to ensure” or similar phrasing in Section 2.1 and Section 3.1 shall instead mean commercially reasonable efforts to take such actions to the extent that Parent and its Affiliates cease to own a majority of the issued and outstanding shares of Company Stock as of any such future date) and (ii) the obligations of the Legacy Stockholders pursuant to Article IV shall terminate pursuant to the terms set forth in Section 4.1. If requested by the Parent in writing, the Legacy Stockholders shall cause the Legacy Directors to resign upon the termination of this Agreement under the preceding clauses (b) or (c).

5.2.    Successors and Assigns; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that (i) the Parent may assign this Agreement to any Affiliate to which it transfers shares of Company Common Stock, provided that no such assignment shall relieve the Parent of any of its obligations hereunder and such Affiliate acknowledges and agrees in writing to be bound hereby and (ii) each Legacy Stockholder shall be entitled to assign its rights and obligations hereunder to any transferee pursuant to a Permitted Transfer, provided such transferee acknowledges and agrees in writing to be bound hereby in the

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same capacity as the transferring Legacy Stockholder (and upon which such transferee will be considered a Legacy Stockholder for all purposes hereunder). Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. No assignment by any party, including pursuant to the foregoing clauses, will relieve such party of any of its obligations hereunder. The parties agree that this Agreement is solely for the benefit of the other parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder.

5.3.    Amendment; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties. At any time and from time to time prior to the termination of this Agreement, any party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of any other party, as applicable; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

5.4.    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by facsimile or email (upon confirmation of receipt) if received prior to 5:00 p.m. New York time on a Business Day or, if received after 5:00 p.m. New York time, on the next following Business Day, or (b) on the first Business Day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), addressed as follows:

If to the Parent to:

BlueFocus International Limited

600 Lexington Avenue, 6th Floor

New York, NY 10022

Attn:       He Shen, Chief Financial Officer

Email:    he.shen@bluefocus.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street Boston, MA 02116 Attn: Graham Robinson Laura Knoll Fax: (617) 573-4822 Email: graham.robinson@skadden.com laura.knoll@skadden.com	525 University Avenue Palo Alto, CA 94301 Attn: Michael Mies Fax: (650) 798-6510 Email: michael.mies@skadden.com

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If to the Company to:

Cogint, Inc.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

Attn:    Chief Executive Officer

Fax:     (561) 571-2712

If to a Legacy Stockholder:

To the address set forth opposite such Legacy Stockholder’s name on Schedule I attached hereto.

5.5.    Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

5.6.    Entire Agreement. This Agreement and the documents and instruments between the parties hereto as contemplated by or referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties hereto and their respective Affiliates with respect to the subject matter hereof and thereof.

5.7.    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.8.    Governing Law.

(a)    This Agreement is governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law thereof.

(b)    Each of the parties (i) to the fullest extent permitted by Law, irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in

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any Legal Proceeding relating to this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.4 or in such other manner as may be permitted by applicable Law, and nothing in this Section 5.8 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. The Parent and the Legacy Stockholders agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

5.9.    Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may

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raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

5.10.    Schedule 13D. In accordance with the requirements of Rule 13d-1(k) under the Exchange Act, and subject to the limitations set forth therein, each Legacy Stockholder agrees to file an appropriate Schedule 13D no later than ten (10) calendar days following the date of the Closing.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

BLUEFOCUS INTERNATIONAL LIMITED

By:	/s/ He Shen
Name:	He Shen
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

COGINT, INC.

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Chief Executive Officer

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

FROST GAMMA INVESTMENTS TRUST

By:	/s/ Phillip Frost
Name:	Phillip Frost, M. D.
Title:	Trustee

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

/s/ Ryan Schulke
RYAN SCHULKE

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

RSMC PARTNERS LLC

By:	/s/ Ryan Schulke
Name:	Ryan Schulke
Title:	Managing Member

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

/s/ Matthew Conlin
MATTHEW CONLIN

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

MATTHEW CONLIN 2017 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Matthew Colin
Name:	Matthew Colin
Title:	Trustee

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

CONLIN FAMILY FOUNDATION

By:	/s/ Matthew Colin
Name:	Matthew Colin
Title:	Co-Trustee

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

/s/ Michael Brauser
MICHAEL BRAUSER

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

BIRCHTREE CAPITAL, LLC

By:	/s/ Michael Brauser
Name:	Michael Brauser
Title:	Manager

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

BSIG LLC

By:	/s/ Michael Brauser
Name:	Michael Brauser
Title:	Managing member

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

GRANDER HOLDINGS, INC. 401K

By:	/s/ Michael Brauser
Name:	Michael Brauser
Title:	Trustee

[Signature Page to Stockholders Agreement]

Schedule I

Legacy Stockholder

Stockholder	Address	Shares of Company Common Stock held of Record	Shares of Company Common Stock held in Street Name
Frost Gamma Investments Trust	Frost Gamma Investments Trust 4400 Biscayne Blvd. 15th Floor Miami, FL 33137 Attn: Veronica Miranda	14,919,061	802,480

Ryan Schulke*	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke	5,827,200	237,337

RSMC Partners LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke and Matthew Conlin	2,000,000	0

Matthew Conlin	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	4,208,160	169,820

Matthew Conlin 2017 Grantor Retained Annuity Trust	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	1,077,040	0

Conlin Family Foundation	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	0	20,000

Michael Brauser**	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	20,000	302,235

Birchtree Capital, LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	954,116	419,530

BSIG LLC***	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	16,259	0

Grander Holdings, Inc. 401K	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	2,030,945	113,700

*	Mr. Schulke’s father owns 3,412 restricted stock units in the Company and 1,707 shares of Company Common Stock that do not and will not constitute Existing Shares or Covered Shares hereunder.
**	Marlin Capital Partners, LLC owns certain restricted stock units in the Company. Mr. Brauser owns 50% of the economic interests in Marlin Capital Partners, LLC, but does not have voting or dispositive control over such restricted stock units or the underlying shares. No shares of Company Common Stock owned or acquired by Marlin Capital Partners, LLC shall constitute Existing Shares or Covered Shares hereunder; however, Mr. Brauser has agreed to cause Marlin Capital Partners, LLC to adhere to Section 4.1 of the Stockholders Agreement with respect to 1,000,000 restricted stock units (or underlying shares of Company Common Stock) in the Company (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
***	Entity is owned and controlled 50% by Mr. Brauser.